UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 12, 2010

HELICOS BIOSCIENCES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33484	05-0587367
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Kendall Square Building 700 Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

(617) 264-1800

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 3.01               Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On June 28, 2010, Helicos BioSciences Corporation (“Helicos” or the “Company”) received a letter from The NASDAQ Stock Market LLC (“NASDAQ”) advising that for the previous 30 consecutive business days, the Company failed to comply with the minimum market value of listed securities (“MVLS”) requirement for continued listing on the NASDAQ Global Market pursuant to NASDAQ Marketplace Rule 5450(b)(2)(A) and that the Company did not otherwise satisfy the criteria for continued listing pursuant to NASDAQ Marketplace Rule 5450(b). NASDAQ stated in its letter that in accordance with NASDAQ Marketplace Rule 5810(c)(3)(C), the Company will be provided 180 calendar days, or until December 27, 2010, to regain compliance with the MVLS continued listing requirement.  MVLS is calculated by multiplying the total shares outstanding by the daily closing bid price.  The NASDAQ letter also states that if, at any time before December 27, 2010, the MVLS of the Company’s common stock closes at $50,000,000 or more for a minimum of 10 consecutive business days, the NASDAQ staff will provide the Company with written notification that it has achieved compliance with the MVLS continued listing requirement and the matter will be closed.

On October 12, 2010, the Company received a delisting determination letter from NASDAQ due to the Company’s failure to regain compliance with the NASDAQ Global Market’s minimum bid price requirement for continued listing as set forth in Listing Rule 5450(a)(1).  In addition, the Company has not yet held its annual meeting of stockholders for fiscal 2010 which is an additional requirement for Helicos to comply with in order to maintain its continued listing on NASDAQ.

Based on the unlikely ability of the Company to meet the NASDAQ MLVS requirements due to the state of its finances and near-term business prospects, on November 12, 2010, the Company withdrew its appeal to NASDAQ.  As a result, the Company’s securities will be delisted from the NASDAQ Global Market and the trading of the Company’s common stock will be suspended on or before the opening of business on November 16, 2010, and a Form 25-NSE will be filed with the Securities and Exchange Commission which will remove the Company’s securities from listing and registration on The NASDAQ Stock Market.

The Company has been advised by Pink OTC Markets Inc., which operates an electronic quotation service for securities traded over-the-counter (“OTC”), that its securities are immediately eligible for quotation on the OTCQB. The OTCQB is a market tier for OTC traded companies that are registered and reporting with the Securities and Exchange Commission. The Company has also been advised that its shares will continue to trade under the symbol HLCS.  Investors can now view real time stock quotes for HLCS at http://www.otcmarkets.com.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELICOS BIOSCIENCES CORPORATION

	By:	/s/ Ivan Trifunovich
Date: November 15, 2010	Name: Ivan Trifunovich
Title: Chairman, President and Chief Executive Officer

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